UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On April 20, 2012, HCP, Inc., a Maryland corporation (the “Company”), filed with the Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”) to the prospectus dated September 4, 2009, which was included in the Company’s automatic shelf registration statement on Form S-3 (No. 333-161721). The Prospectus Supplement relates to the possible issuance of up to 2,284,765 shares of the Company’s common stock, from time to time, to the holders of units representing non-managing membership interests in HCP DR MCD, LLC upon tender of those units in exchange for shares of common stock that the Company may issue in connection with a redemption of the tendered units.  Registration of the issuance of shares of the Company’s common stock as provided in the Prospectus Supplement does not necessarily mean that any of the holders of units representing non-managing membership interests in HCP DR MCD, LLC will exercise their redemption rights with respect to the units or that the Company will elect, in its sole discretion, to issue shares of common stock to satisfy its redemption obligation instead of paying a cash amount.

In connection with the filing of the Prospectus Supplement, the Company is filing an opinion of its counsel, Ballard Spahr LLP, regarding the legality of the securities being registered, which opinion is attached as Exhibit 5.1 to this Current Report on Form 8-K, and an opinion of its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, regarding certain tax matters, which opinion is attached as Exhibit 8.1 to this Current Report on Form 8-K. The Company is also filing a copy of the Amended and Restated Limited Liability Company Agreement of HCP DR MCD, LLC, dated as of February 9, 2007, which agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being filed herewith:

No.	Description
5.1	Opinion of Ballard Spahr LLP.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Amended and Restated Limited Liability Company Agreement of HCP DR MCD, LLC, dated as of February 9, 2007.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 20, 2012

HCP, Inc.

By:	/s/ Timothy M. Schoen

Timothy M. Schoen,
Executive Vice President and
Chief Financial Officer